UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2015

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Notes Offering

Purchase Agreement

On February 12, 2015, Global Eagle Entertainment Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co., as representative of the initial purchasers named in Schedule I to the Purchase Agreement (collectively, the “Initial Purchasers”), relating to the private offering of $75,000,000 aggregate principal amount of the Company’s 2.75% Convertible Senior Notes due 2035 (the “Notes”), plus up to $7,500,000 aggregate principal amount of the Notes pursuant to an option, exercisable for 30 days, granted to the Initial Purchasers to cover over-allotments (the “Convertible Notes Offering”).

The Purchase Agreement contains customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. The Purchase Agreement also provides for customary indemnification by the Company and the Initial Purchasers against certain liabilities and customary contribution provisions in respect of those liabilities. Furthermore, the Company has agreed with the Initial Purchasers not to offer or sell any shares of common stock of the Company (or securities exchangeable for or convertible into common stock), subject to certain exceptions set forth in the Purchase Agreement, for a period of 90 days after the date of the private offering memorandum relating to the Convertible Notes Offering without the prior written consent of Piper Jaffray & Co.

The Convertible Notes Offering closed on February 18, 2015 and the Company issued $82,500,000 aggregate principal amount of Notes, including $7,500,000 aggregate principal amount of Notes pursuant to the Initial Purchasers’ exercise in full of their over-allotment option. The net proceeds from the Convertible Notes Offering were approximately $80.7 million, after deducting the Initial Purchasers’ discount and offering expenses payable by the Company.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement.

Indenture

The Notes are governed by the terms of an Indenture, dated as of February 18, 2015, between the Company and U.S. Bank National Association, as Trustee (the “Indenture”).

Under the Indenture, the Notes are the senior unsecured obligations of the Company and will bear interest semi-annually in arrears on February 15 and August 15 of each year at an annual rate of 2.75%, commencing on August 15, 2015. The Notes will mature on February 15, 2035, unless earlier repurchased, redeemed or converted in accordance with their terms. The Notes are convertible, in certain circumstances and subject to certain conditions, into cash, shares of common stock of the Company, or a combination thereof, at the Company’s election (subject to, and in accordance with, the settlement provisions of the Indenture). The initial conversion rate for the Notes is 53.9084 shares of common stock of the Company (subject to adjustment as provided for in the Indenture) per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $18.55 per share of the Company’s common stock, representing a conversion premium of approximately 40% above the public offering price of $13.25 per share in the concurrent selling stockholder common stock offering described below. Holders of the Notes will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under certain limited circumstances described in the Indenture.

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Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding November 15, 2034 in principal amounts equal to $1,000 or an integral multiple thereof, only if one or more of the following conditions has been satisfied:

•	during any calendar quarter (and only during such calendar quarter) commencing after March 31, 2015 if, for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding calendar quarter, the last reported sale price of the Company’s common stock for such trading day is greater than or equal to 130% of the conversion price on each applicable trading day;

•	during the five consecutive business day period immediately following any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period day was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day;

•	upon the occurrence of specified corporate events described in the Indenture; or

•	if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second business day immediately preceding the redemption date.

On or after November 15, 2034, until the close of business on the second scheduled trading day immediately preceding the maturity date, a holder may convert all or a portion of its Notes at any time, in principal amounts equal to $1,000 or an integral multiple thereof, regardless of the foregoing circumstances.

On February 20, 2022, February 20, 2025 and February 20, 2030 and if the Company undergoes a fundamental change (as defined in the Indenture), subject to certain conditions, a holder will have the option to require the Company to repurchase all or a portion of its Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest, if any, to, but excluding, the relevant repurchase date. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture) or if the Company delivers a redemption notice, as described in the Indenture, prior to February 20, 2022, the Company will, in certain circumstances, increase the conversion rate for a holder that converts its Notes in connection with such make-whole fundamental change or redemption notice, as the case may be.

The Company may not redeem the Notes prior to February 20, 2019. The Company may, at its option, redeem all or part of the Notes at any time (i) on or after February 20, 2019 if the last reported sale price per share of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides written notice of redemption and (ii) on or after February 20, 2022 regardless of the sale price condition described in clause (i), in each case, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Indenture provides for customary events of default. If an event of default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any) may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving the Company. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects and for up to 180 days, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Selling Stockholder Common Stock Offering

On February 12, 2015, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Jaffray & Co., as representative of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), and the selling stockholders named in Schedule II of the Underwriting Agreement (the “Selling Stockholders”), relating to an underwritten public offering by the Selling Stockholders of 3,300,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), plus up to 495,000 Shares pursuant to an option, exercisable for 30 days, granted to the Underwriters to cover over-allotments, at a price to the public of $13.25 per share (the “Common Stock Offering”).

The Underwriting Agreement contains customary representations, warranties and covenants by the Company and the Selling Stockholders and customary conditions to closing, obligations of the parties and termination provisions. The Underwriting Agreement also provides for customary indemnification by the Company, the Selling Stockholders and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The Company has also agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to certain exceptions, for a period of 90 days after the date of the prospectus relating to the Common Stock Offering without the prior written consent of Piper Jaffray & Co.

The Common Stock Offering closed on February 18, 2015. The total number of Shares sold by the Selling Stockholders was 3,794,000, including 494,000 Shares pursuant to the Underwriters’ exercise of their over-allotment option. The Company did not receive any proceeds from the sale of the Shares by the Selling Stockholders.

The Shares were offered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-188121) that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 22, 2013, as supplemented by a prospectus supplement, dated February 9, 2016, a preliminary prospectus supplement, dated February 9, 2015, and a final prospectus supplement, dated February 12, 2015.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Relationships

Certain of the Underwriters and Initial Purchasers and their respective affiliates have engaged in, and in the future may engage in, commercial banking, investment banking and advisory services for the Company. The Initial Purchasers in the Convertible Notes Offering acted as Underwriters in the Common Stock Offering. They have received, or may in the future receive, customary fees and reimbursement of expenses in connection with these transactions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Convertible Notes Offering” is incorporated by reference into this Item 2.03.

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Item 3.02.	Unregistered Sales of Equity Securities.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Convertible Notes Offering” is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 12, 2015, between Global Eagle Entertainment Inc., the selling stockholders named therein and Piper Jaffray & Co., as Representative of the underwriters listed in Schedule I thereto.
4.1	Indenture (including the Form of Note), dated as of February 18, 2015, with respect to the Company’s 2.75% Convertible Senior Notes due 2035, between Global Eagle Entertainment Inc. and U.S. Bank National Association, as Trustee.
10.1	Purchase Agreement, dated February 12, 2015, between Global Eagle Entertainment Inc. and Piper Jaffray & Co., as representative of the several initial purchasers listed in Schedule I thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Eagle Entertainment Inc.

Dated: February 19, 2015	By:	/s/ Jay Itzkowitz
Name: Jay Itzkowitz
Title: Senior Vice President and General Counsel

[Signature Page to Form 8-K]

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 12, 2015, between Global Eagle Entertainment Inc., the selling stockholders named therein and Piper Jaffray & Co., as Representative of the several underwriters listed in Schedule I thereto.
4.1	Indenture (including the Form of Note), dated as of February 18, 2015, with respect to the Company’s 2.75% Convertible Senior Notes due 2035, between Global Eagle Entertainment Inc. and U.S. Bank National Association, as Trustee.
10.1	Purchase Agreement, dated February 12, 2015, between Global Eagle Entertainment Inc. and Piper Jaffray & Co., as representative of the initial purchasers listed in Schedule I thereto.

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